Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Investment Trust II
333-33607
811-08333

On December 3, 2007, under Conformed Submission
485BPOS, accession number, 0001193125-07-257637,
a Form N-1A was filed with
the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.
This Form contained two new series for Nuveen
Investment Trust II, Nuveen Rittenhouse Strategic
Growth Fund and Nuveen Rittenhouse Mid-Cap
Growth Fund.
See the Prospectus for terms of the securities.